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                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported) October 1, 2000


                               GSI Lumonics Inc.
                               -----------------
               (Exact Name of Registrant as Specified in Charter)


      New Brunswick, Canada           333-71449                  N/A
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(State or Other Juris-            (Commission File     (IRS Employer Identification
diction of Incorporation)             Number)                      No.)

105 Schneider Road, Kanata, Ontario, Canada                      K2K1Y3
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                                                                (Zip Code)
(Address of Principal Executive Offices)
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Registrant's telephone number, including area code # (613) 592-1460


                                      N/A
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         (Former Name or Former Address, if Changed Since Last Report)
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Item 2.  Acquisition or Disposition of Assets.

     On Monday, October 2, 2000, the Company completed the sale of the assets of its Life Sciences business which is involved in the design, development, manufacture and marketing of microarray scanners, biochip arrayers, and bioinformatics to Packard BioScience Company. The purchase price for the business was U.S.$40 million in cash and approximately 4.6 million shares of Packard common stock (with an adjustment based on a post-closing net worth valuation).

     Packard BioScience Company, located in Meriden, Connecticut, is a developer, manufacturer and marketer of instruments and related consumables and services for use in the life sciences research and nuclear industries. Packard in the past has purchased products and services from the Company. The amount of such purchases was $18,000 during 1999 and $24,000 to date during 2000.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of Business Acquired:
     Not applicable

(b)  Pro Forma Financial Information:
     Not applicable

(c)  Exhibits:

Exhibit    Description

2.1  Asset Purchase Agreement, dated as of August 19 , 2000 between GSI Lumonics
     Life Science Trust, GSI Lumonics Trust, Inc. and Packard BioScience
     Company.

99.1 Press release issued by GSI Lumonics Inc., dated October 2, 2000.

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                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  GSI LUMONICS INC.


Date:  October 16, 2000           By: /s/ Thomas R. Swain
                                      ______________________________
                                      Name:  Thomas R. Swain
                                      Title: Vice President of Finance and
                                             Chief Financial Officer

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                                 EXHIBIT INDEX


          The following exhibits are filed herewith.

Exhibit  Description

2.1      Asset Purchase Agreement, dated as of August 19, 2000, between GSI
         Lumonics Life Science Trust, GSI Lumonics Trust, Inc. and Packard
         BioScience Company.

99.1     Press release issued by GSI Lumonics Inc., dated October 2, 2000.

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